                                                                    EXHIBIT 12.1


Centex Corporation
Ratio of Earnings to Fixed charges
EXCLUDING CMO'S & SAVINGS AND LOAN
(dollars in thousands)

                                                            Year         Year         Year         Year       Year
                                                           Ended         Ended       Ended        Ended      Ended
                                                          3/31/95       3/31/94     3/31/93      3/31/92    3/31/91
                                                          --------     --------     --------     --------   --------
Fixed Charges
 Interest incurred, net                                     33,014       29,683       22,108       22,140      27,423
 Illinois Cement Co. and Texas-Lehigh
    Cement Co. interest expense                                  -          290          638        1,184       1,577
 one-third of rentals                                        5,162        4,060        2,634        2,131       1,808
                                                          --------     --------     --------     --------    --------
                                                            38,176       34,033       25,380       25,455      30,808
                                                          ========     ========     ========     ========    ========

Earnings
 Consolidated net income                                    92,248       85,162       61,038       34,557      43,605
 Add (deduct):
    Consolidated provision for income taxes                 53,540       49,851       30,721       11,295      12,977
    Fixed charges                                           38,176       34,033       25,380       25,455      30,808
    CTX Mortgage & Subs' (earnings)/loss
      before taxes & cumulative effect                      (1,442)     (71,062)     (48,035)     (20,019)     (8,412)
    CTX Holding & TTSB EBT                                  (7,978)      (2,565)      (3,027)      (2,115)     (1,254)
                                                          --------     --------     --------     --------    --------
                                                           174,544       95,419       66,077       49,173      77,724
                                                          ========     ========     ========     ========    ========

Ratio of earnings to fixed charges                            4.57         2.80         2.60         1.93        2.52
                                                          ========     ========     ========     ========    ========

Ratio of Earnings to Fixed Charges
INCLUDING CMO'S & SAVINGS AND LOAN
(dollars in thousands)

                                                            Year         Year         Year         Year       Year
                                                           Ended         Ended       Ended        Ended      Ended
                                                          3/31/95       3/31/94     3/31/93      3/31/92    3/31/91
                                                          --------     --------     --------     --------   --------
Fixed charges
 Total Interest Expense                                     58,771       68,856       63,721       67,838      91,747
 Illinois Cement Co. and Texas-Lehigh
    Cement Co. interest expense                                  -          290          638        1,184       1,577
 One-third of rentals                                        5,162        4,060        2,634        2,131       1,808
 External interest (CMO'S)                                   1,267        2,286        4,429        6,732       7,729
 Amortization of discount and
    capitalized expense (CMO'S)                                136          574          829          450         206
                                                          --------     --------     --------     --------    --------
                                                            65,336       76,066       72,251       78,335     103,067
                                                          ========     ========     ========     ========    ========

Earnings
 Consolidated net income                                    92,248       85,162       61,038       34,557      43,605
 Add (deduct):
    Consolidated provision for income taxes                 53,540       49,851       30,721       11,295      12,977
    Fixed charges                                           65,336       76,066       72,251       78,335     103,067
                                                          --------     --------     --------     --------    --------
                                                           211,124      211,079      164,010      124,187     159,649
                                                          ========     ========     ========     ========    ========

Ratio of earnings to fixed charges                            3.23         2.77         2.27         1.59        1.55
                                                          ========     ========     ========     ========    ========